ETF Opportunities Trust 485BPOS

Exhibit 99(e)(12)

ELEVENTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This eleventh amendment (“Amendment”) to the ETF distribution agreement (the “Agreement”) dated as of September 30, 2021, between ETF Opportunities Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”) is made effective as of June 25, 2024.

WHEREAS, the Parties desire to amend the Agreement to replace Exhibit A.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ETF OPPORTUNITIES TRUST		FORESIDE FUND SERVICES, LLC

By:		By:
	David A. Bogaert, President		Teresa Cowan President
Date:		Date:

EXHIBIT A

American Conservative Values ETF

American Conservative Values Small-Cap ETF

Applied Finance Valuation Large Cap ETF

Formidable ETF

Formidable Dividend and Income ETF

Formidable Fortress ETF

Alpha Dog ETF

Kingsbarn Tactical Bond ETF

Kingsbarn Dividend Opportunity Fund

WealthTrust DBS Long Term Growth ETF

Cultivar ETF

Tuttle Capital 2X DBMF ETF

Tuttle Capital 2X All Innovation ETF

Tuttle Capital 2X Inverse All Innovation ETF

T-Rex 2X Long Tesla Daily Target ETF

T-Rex 2X Inverse Tesla Daily Target ETF

T-Rex 2X Long NVIDIA Daily Target ETF

T-Rex 2X Inverse NVIDIA Daily Target ETF

LAFFER|TENGLER Equity Income ETF

REX IncomeMax AMD Strategy ETF

REX IncomeMax AMZN Strategy ETF

REX IncomeMax BABA Strategy ETF

REX IncomeMax BIIB Strategy ETF

REX IncomeMax DIS Strategy ETF

REX IncomeMax EEM Strategy ETF

REX IncomeMax GDXJ Strategy ETF

REX IncomeMax GOOG Strategy ETF

REX IncomeMax META Strategy ETF

REX IncomeMax MSFT Strategy ETF

REX IncomeMax MSTR Strategy ETF

REX IncomeMax PYPL Strategy ETF

REX IncomeMax SLV Strategy ETF

REX IncomeMax SMH Strategy ETF

REX IncomeMax SNOW Strategy ETF

REX IncomeMax TLRY Strategy ETF

REX IncomeMax V Strategy ETF

REX IncomeMax UNG Strategy ETF

REX IncomeMax USO Strategy ETF

REX FANG & Innovation Equity Premium Income ETF

Tuttle Capital Daily 2X Inverse Regional Banks ETF

Tuttle Capital Daily 2X Long AI ETF

Tuttle Capital Daily 2X Inverse AI ETF

Brendan Wood TopGun ETF

IDX Dynamic Innovation ETF

IDX Dynamic Fixed Income ETF

T-Rex 2x Long Apple Daily Target ETF

T-Rex 2x Inverse Apple Daily Target ETF

T-Rex 2x Long Alphabet Daily Target ETF

T-Rex 2x Inverse Alphabet Daily Target ETF

T-Rex 2x Long Microsoft Daily Target ETF

T-Rex 2x Inverse Microsoft Daily Target ETF

TappAlpha SPY Growth & Daily Income ETF

TappAlpha Innovation 100Growth & Daily Income ETF

REX AI Equity Premium Income ETF

Tuttle Capital Shareholders First Index ETF

SMI 3Fourteen Full-Cycle Trend ETF

Tuttle Capital Congressional Trading ETF

T-Rex 2x Long AMC Daily Target ETF

T-Rex 2x Inverse AMC Daily Target ETF

T-Rex 2x Long GME Daily Target ETF

T-Rex 2x Inverse GME Daily Target ETF

T-Rex 2x Long HOOD Daily Target ETF

T-Rex 2x Inverse HOOD Daily Target ETF

T-Rex 2x Long SMCI Daily Target ETF

T-Rex 2x Inverse SMCI Daily Target ETF

T-Rex 2x Long DJT Daily Target ETF

T-Rex 2x Inverse DJT Daily Target ETF

T-Rex 2x Long MARA Daily Target ETF

T-Rex 2x Inverse MARA Daily Target ETF

T-Rex 2x Long RBLX Daily Target ETF

T-Rex 2x Inverse RBLX Daily Target ETF

T-Rex 2x Long PLTR Daily Target ETF

T-Rex 2x Inverse PLTR Daily Target ETF

T-Rex 2x Long VKTX Daily Target ETF

T-Rex 2x Inverse VKTX Daily Target ETF

T-Rex 2x Long ARM Daily Target ETF

T-Rex 2x Inverse ARM Daily Target ETF

T-Rex 2x Long SHOP Daily Target ETF

T-Rex 2x Inverse SHOP Daily Target ETF

T-Rex 2x Long AMD Daily Target ETF

T-Rex 2x Inverse AMD Daily Target ETF

T-Rex 2x Long NFLX Daily Target ETF

T-Rex 2x Inverse NFLX Daily Target ETF

T-Rex 2x Long BA Daily Target ETF

T-Rex 2x Inverse BA Daily Target ETF

T-Rex 2x Long SNOW Daily Target ETF

T-Rex 2x Inverse SNOW Daily Target ETF

T-Rex 2x Long AVGO Daily Target ETF

T-Rex 2x Inverse AVGO Daily Target ETF

T-Rex 2x Long PANW Daily Target ETF

T-Rex 2x Inverse PANW Daily Target ETF

T-Rex 2x Long COIN Daily Target ETF

T-Rex 2x Inverse COIN Daily Target ETF

T-Rex 2x Long TSM Daily Target ETF

T-Rex 2x Inverse TSM Daily Target ETF

T-Rex 2x Long SQ Daily Target ETF

T-Rex 2x Inverse SQ Daily Target ETF

T-Rex 2x Long TLRY Daily Target ETF

T-Rex 2x Inverse TLRY Daily Target ETF

T-Rex 2x Long AI Daily Target ETF

T-Rex 2x Inverse AI Daily Target ETF